                                                                   EXHIBIT 1.1



                                      $_________
                          _____% NOTES DUE __________, ____

                            CREDIT ACCEPTANCE CORPORATION

                                UNDERWRITING AGREEMENT


                                                        [______________, 1997]


William Blair & Company, L.L.C.
First Chicago Capital Markets, Inc.
NationsBanc Capital Markets, Inc.
  As Representatives of the Several
  Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

         SECTION 1. INTRODUCTORY. Credit Acceptance Corporation (the "COMPANY"), a Michigan corporation, subject to the terms and conditions stated herein, proposes to issue and sell to the several underwriters named in SCHEDULE A ("Underwriters"), who are acting severally and not jointly, $________ aggregate principal amount of its [___________________] (the "Notes"). The Notes shall be issued under an indenture, dated as of [________, 1997] (the "Indenture"), between the Company and The Bank of New York (the "Trustee").

         The Company hereby confirms its agreement with the Underwriters as follows:

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters that:

         (a) A registration statement on Form S-3 (Registration No. 333-_____) with respect to debt securities of the Company, including the Notes, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore


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    delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "1933 Act;" all references herein to specific rules are rules promulgated under the 1933 Act unless otherwise specified), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto but excluding the Statement of Eligibility on Form T-1 (the "Statement of Eligibility") and including (i) the information contained in the prospectus included therein and, if applicable, in the form of final prospectus filed with the Commission pursuant to Rule 424(b) in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A to be part of the registration statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration
    Statement"; and such prospectus included therein, as supplemented by the prospectus supplement relating to the Notes, or, if applicable, such final prospectus, relating to the Notes, in either case in the form first filed pursuant to Rule 424(b), being hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such Preliminary
    Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended
    (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or

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    Prospectus, as the case may be; and any reference to any amendment to the
    Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

         (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together and with the other information in the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information specified in Section 3 of this Agreement furnished in writing to the Company by an Underwriter through you expressly for use therein.

         (c) The Notes have been duly and validly authorized and, when authenticated by the Trustee in the manner set forth in the Indenture and issued, sold and delivered in accordance with this Agreement and the Indenture against payment therefor, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors'


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    rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies. The Notes conform to the descriptions thereof contained in the Prospectus.

         (d) The Indenture has been duly and validly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies. The Indenture complies with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "Trust Indenture Act") and has been duly qualified under the Trust Indenture Act. The Indenture conforms to the description thereof contained in the Prospectus.

         (e) Each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and the Trust Indenture Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and when the Registration Statement became effective, and at all times subsequent thereto up to the Closing Date (as defined in Section 4(a) hereof), the Registration Statement and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and the Trust Indenture Act and in all material respects conformed and will in all material respects conform to the requirements of the 1933 Act and the Trust Indenture Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information specified in Section 3 of this Agreement furnished to the


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    Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

         (f) The subsidiaries (the "Subsidiaries") identified in an officers' certificate, dated the date hereof, are the only subsidiaries of the Company. The only Subsidiaries that own over five percent (5%) of the Consolidated Net Tangible Assets (as defined in the Indenture) or are "significant subsidiaries," as such term is defined in Rule 405 are Buyers Vehicle Protection Plan, Inc., a Michigan corporation ("BVPP"), and Credit Acceptance Corporation UK Limited, a limited liability company incorporated under the laws of England and Wales ("CACUK" and together with BVPP, the "Significant Subsidiaries").

         (g) The Company and the Subsidiaries have been duly incorporated and are validly existing as corporations, or in the case of CACUK and Credit Acceptance Corporation Ireland Limited ("CACIL") as a limited liability company, in good standing under the laws of their respective places of incorporation, or in the case of CACUK and CACIL no liquidator, administrator or receiver has been appointed, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each Subsidiary is duly qualified to do business as a foreign corporation, or in the case of CACUK and CACIL as a limited liability company, under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or in which business is conducted by it and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the financial condition, assets, business, business prospects or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (h) The Company has an authorized capitalization as set forth in the Prospectus. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each


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    Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record directly or indirectly by the Company (except that all of the outstanding common shares of CAC Ohio, which constitutes 1% of the issued and outstanding capital stock of CAC Insurance Agency of Ohio, Inc., are owned by Thomas Ciatti and one share of CACIL is held by the Company's attorney in Ireland as a nominee and on behalf of and in trust for the Company), and, except as set forth in the Registration Statement, are free and clear of any liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts or rights of others.
    Except as set forth in the Registration Statement and other than options granted subsequent to December 31, 1996 pursuant to option plans described in the Registration Statement, there are no options, agreements, contracts or other rights in existence to acquire from the Company or any Subsidiary any of the capital stock of the Company or any Subsidiary.

         (i) The making and performance by the Company of this Agreement has been duly authorized by all necessary corporate action and will not violate any provision of the Company's articles of incorporation or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or the property of any of them may be bound or affected (other than any such violation, breach or contravention which would not have a Material Adverse Effect), or any order, rule or regulation applicable to the Company or any Subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Indenture or the issuance and sale of the Notes, except for compliance with the 1933 Act, the Trust Indenture Act, and any blue sky laws applicable to the public offering of the Notes by the Underwriters. This Agreement has been duly authorized, executed and delivered by the Company.


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         (j) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included or incorporated by reference in the Registration Statement are independent accountants as required by the 1933 Act.

         (k) The consolidated financial statements and schedules of the Company included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of income, shareholders' equity and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Selected Consolidated Financial and Operating Data" presents fairly on the basis stated in the Prospectus, the information set forth therein. All pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

         (l) Neither the Company nor any Subsidiary is in violation of its articles of incorporation or bylaws or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which would not have a Material Adverse Effect.

         (m) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any Subsidiary is or may be a party or of which material property owned or leased by the


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    Company or any Subsidiary is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus and which, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto.

         (n) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus.

         (o) The Company and each of its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries hold their respective leased properties which are material to the Company and its Subsidiaries taken as a whole under valid and binding leases.

         (p) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by, set forth in or incorporated by reference in the Registration Statement or the Prospectus, the Company and the Subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

         (q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

         (r) The Company together with the Subsidiaries owns and possesses all right, title and interest in and to, or


                                        8
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    has duly licensed from third parties, all trademarks, copyrights and other proprietary rights ("Trade Rights") material to the business of the Company and each of the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

         (s) The conduct of the business of the Company and each Subsidiary is in compliance in all respects with applicable federal, state, local and foreign laws and regulations (including, without limitation, Regulation Z, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the rules and regulations of the Federal Trade Commission, and other federal, state and local laws, rules and regulations that pertain to repossession of collateral, consumer debt collection practices, garnishment of wages, truth in lending, insurance premium financing and the sale of vehicle service agreements) except where the failure to be in compliance would not have a Material Adverse Effect.

         (t) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered with or exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

         (u) The Company and each Subsidiary have filed all necessary federal, state and local income and franchise tax returns and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could reasonably be expected to have a Material Adverse Effect.

         (v) The Company is not conducting, and does not intend to conduct, its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("INVESTMENT COMPANY ACT").

         (w) There are no negotiations now underway with any party or parties with regard to the possible sale of the Company or of a block of its capital stock exceeding, in the aggregate, 5% of the outstanding capital stock except as described in the Registration Statement.


         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that (a) the information set forth on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) the information set forth under "Underwriting" in the Prospectus, the only information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement, is correct and complete in all material respects.

         SECTION 4. PURCHASE, SALE AND DELIVERY OF NOTES. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the company, at a purchase price of [_____] percent of the principal amount thereof, plus accrued interest, if any, from [__________, 1997] to the Closing Date hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in SCHEDULE A hereto.

         (a) The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Notes to William Blair & Company, L.L.C., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to an account specified by the Company in Federal (same day) funds, by causing DTC to credit the Notes to the account of William Blair & Company, L.L.C. at DTC. The Company will cause the certificates representing the Notes to be made available to William Blair & Company, L.L.C. for checking at least twenty-four hours prior to the Closing Date (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:00 a.m., Chicago time, on [___________, 1997] or such other time and date as William Blair & Company, L.L.C. and the Company may agree upon in writing. Such time and date are herein called the "Closing Date".


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

         (b) The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 7(g)(v) hereof, will be delivered at the offices of Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243 (the "Closing Location"), and the Notes will be delivered at the Designated Office, all at the Closing Date. A meeting will be held at the Closing Location at 3:00 p.m., Detroit time, on the Business Day (as hereinafter defined) next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Chicago are generally authorized or obligated by law or executive order to close.

         You have advised the Company that each Underwriter has authorized you to accept delivery of its Notes, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by you by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

         SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

         (a) To prepare the Prospectus in a form approved by you and to file such prospectus pursuant to Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3); to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended
    Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information;
    and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

         (b) Neither the Company nor any Subsidiary will, prior to the Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

         (c) Not later than 18 months after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Closing Date which will satisfy the provisions of the last paragraph of
    Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder.

         (d) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Notes by an Underwriter or dealer, the Company will furnish to you at its expense, copies of the Registration Statement, the Prospectus, each preliminary prospectus, the documents incorporated by reference therein, and all amendments and supplements to any such documents in each case as soon as available (and in the case of the Prospectus, not later than 11:00 a.m. Chicago time on the business day following the date of this Agreement) and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

         (e) During the period beginning from the date hereof and continuing to and including the earlier of (i) the termination of trading restrictions on the Notes, as notified to the Company by you, and (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Notes, without your prior written consent.

         (f) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to shareholders.

         (g) The Company will use the net proceeds received by it from the sale of the Notes being sold by it in the manner specified in the Prospectus.

         SECTION 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company agrees to pay (i) all costs, fees and expenses incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company, legal counsel for the Underwriters and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all documents incorporated by reference therein, exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Indenture,
(ii) all costs, fees and expenses (including legal fees (not to exceed $2,000 without the Company's reasonable consent) incurred by the Underwriters in connection with qualifying or registering all or any part of the Notes for offer and sale under blue sky laws of any jurisdiction and any required clearance of such offering with the NASD; (iii) any fees charged by securities rating services for rating the Notes; (iv) the cost of preparing the Notes; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

         SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder, and to the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulation under the 1933 Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

         (b) The Notes shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

         (c) The legality and sufficiency of the authorization, issuance and sale of the Notes hereunder, the validity and form of the certificates representing the Notes, the execution and delivery of this Agreement and the Indenture and the corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters.

         (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or any Subsidiary, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Representatives makes it impractical or inadvisable to proceed with the public offering or purchase of the Notes as contemplated hereby.

         (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) and (ii) no organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

         (g) There shall have been furnished to you, as Representatives of the Underwriters, on the Closing Date, except as otherwise expressly provided below:

              (i) An opinion of Dykema Gossett PLLC, counsel for the Company addressed to the Underwriters and dated the Closing Date to the effect that:

                   (1) the Company and BVPP have been duly incorporated and
              are validly existing as corporations in good standing under the laws of the jurisdiction in which they are incorporated with corporate power and authority to own their properties and conduct their business as described in the Prospectus. With respect to CACUK's due incorporation, existence, good standing and corporate power and authority, such counsel may state that it is aware that an opinion of local counsel in the country in which CACUK does business has been obtained by the Company and is being delivered to you on the Closing Date and may assume that you have reviewed a copy of such opinion;

                   (2) all of the issued and outstanding capital stock of BVPP has been duly authorized, validly issued and is fully paid and nonassessable, is owned by the Company and, except as disclosed in the Registration Statement or in this Agreement, to the best knowledge of such counsel, the Company owns directly or indirectly all of the outstanding capital stock of each Subsidiary, free and clear of any claims, liens, encumbrances or security interests;

                   (3) the authorized capital stock of the Company is as set
              forth in the Registration Statement. The issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid (to such counsel's actual knowledge and based upon a certificate of the chief executive officer or chief operating officer and of the principal financial officer of the Company) and nonassessable;

                   (4) the Notes have been duly and validly authorized by the
              Company and, when duly authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                   (5) the Notes conform in all material respects to the
              description thereof contained in the Prospectus and conform in all material respects to the applicable provisions of the Indenture;

                   (6) the Indenture has been duly authorized, executed and
              delivered by the Company and the Trustee and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus;

                   (7) the Registration Statement has become effective under
              the 1933 Act, and, to the actual knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and the Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and the notes and schedules related thereto and other numerical, statistical or financial data included therein and the Statement of Eligibility as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the Indenture complies in all material respects as to form with the Trust Indenture Act;

                   (8) such counsel does not know of any statutes, rules and
              regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                   (9) this Agreement has been duly authorized, executed and
              delivered by and on behalf of the Company, and is the legal, valid and binding agreement of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent the enforceability of the indemnification, exculpation and contribution provisions of this Agreement may be limited by applicable law and as to which no opinion need be expressed;

                   (10) no approval, authorization or consent of any public
              board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Notes by the Company pursuant to this Agreement (other than under the 1933 Act, any applicable blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

                   (11) the execution and performance of this Agreement will
              not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or any Subsidiary or by which the property of any of them is bound and which contravention or default would be material to the Company and the Subsidiaries taken as a whole; or violate any of the provisions of the articles of incorporation, charter or bylaws of the Company or any Subsidiary or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any Subsidiary the effect of which would be materially adverse to the Company and the Subsidiaries taken as a whole;

                   (12) all documents incorporated by reference in the
              Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act;

                   (13) the Company is not an "investment company" or a person controlled by" an "investment company" within the meaning of the Investment Company Act.

              In addition, such counsel shall state that (x) in passing on the form of the Registration Statement and the Prospectus, such counsel has necessarily assumed the correctness and completeness of the statements made or included therein by the Company since such counsel did not verify independently the accuracy or completeness of such statements, (y) however, in the course of preparation of the Registration Statement and the Prospectus, such counsel had conferences with officials of the Company and its independent auditors, and with representatives of the Underwriters and their counsel, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the 1933 Act and the rules and regulations with reference to the preparation of registration statements and prospectuses, and (z) such counsel's examination of the Registration Statement and the Prospectus and its discussions in the above-mentioned conferences did not disclose to it any information which gives it reason to believe that the Registration Statement or the Prospectus (other than numerical, financial or statistical data, the financial statements and notes or any related schedules thereto and the Statement of Eligibility, as to which such counsel need express no opinion or belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than numerical, financial or statistical data, the financial statements and notes or any related schedules thereto, and the Statement of Eligibility, as to which such counsel need express no opinion or belief) as of the Closing Date contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         In rendering such opinion, such counsel may assume that the laws of the States of New York and Illinois as to the enforceability of contracts are not different than the laws of the state of Michigan.

              (ii) An opinion of counsel reasonably acceptable to the Representatives addressed to the Underwriters and dated the Closing Date to the effect that:

                   (1) CACUK has been duly organized and is validly existing
              as a limited liability company under the laws of England and Wales with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                   (2) a search with the Registrar of Companies for England
              and Wales with respect to CACUK does not reveal the appointment of any liquidator, administrator or receiver; and

                   (3) the entire issued share capital of CACUK has been duly authorized and validly issued and an inspection of CACUK's Register of Members and of CACUK's filings with the Registrar of Companies for England and Wales indicate that the Company owns the whole of the issued share capital of CACUK.

              (iii) Such opinion or opinions of McDermott, Will & Emery, counsel for the Underwriters, dated the Closing Date, with respect to the valid existence of the Company, the validity of the Notes to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

              (iv) A certificate of the chief executive officer or chief operating officer and of the principal financial officer of the

         Company, dated the Closing Date, to the effect that:

                   (1) the representations and warranties of the Company set
              forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                   (2) the Commission has not issued an order preventing or
              suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

              The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and
         (2) of this subparagraph to be set forth in said certificate.

              (v) Immediately prior to the time this Agreement is executed and also on the Closing Date, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Arthur Andersen LLP, independent accountants, the first one to be dated the date of this Agreement and the second one to be dated the Closing Date, to the effect set forth in SCHEDULE B together with such additional matters as the Underwriters may reasonably request. There shall not have been disclosed in the letters referred to in this subparagraph any information which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Notes as contemplated hereby.

              (vi) Such further certificates and documents as you may reasonably request.

         In giving their opinions, such counsel may rely, or assume the accuracy of, the opinions of other competent counsel and, as to factual matters, on representations of the Company made herein and on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.

         All opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to McDermott, Will & Emery, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 hereof and except to the extent provided in Section 9 hereof.

         SECTION 8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Notes on the Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Notes. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and
Section 9 shall at all times be effective and shall apply.

         SECTION 9. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Notes which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Notes in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representatives on behalf of the Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 3 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof, and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 9(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) and by the Company in the case of paragraph (b) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion in the case of the Company as the total price paid to the Company for the Notes by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

         (e) The provisions of this Section shall survive any termination of this Agreement.

         SECTION 10. DEFAULT OF UNDERWRITERS. It shall be a condition to the agreement and obligation of the Company to sell and deliver the Notes hereunder, and of each Underwriter to purchase the Notes hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for the aggregate principal amount of Notes agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of such Notes in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase the aggregate principal amount of Notes hereunder on the Closing Date and the aggregate number of Notes which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the aggregate principal amount of Notes which the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such aggregate principal amount of Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the aggregate principal amount of Notes which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 9 hereof.

         In the event that the aggregate principal amount of Notes to which a default relates are to be purchased by the nondefaulting

Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         SECTION 11. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by you prior to the Closing Date if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, Michigan, New York, or United States authorities, or (iii) there shall have been any material and adverse change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Notes on the terms set forth in the Prospectus or materially and adversely affects the market for the Notes, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Notes. Any termination pursuant to this Section 11 shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 9 hereof).

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, and will survive delivery of and payment for the Notes sold hereunder.

         SECTION 13. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attention: Manager, Fixed Income, with a copy to McDermott, Will & Emery, 227 W. Monroe Street, Chicago, Illinois 60606-5096,

Attention: Scott N. Gierke, P.C.; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Dykema Gossett PLLC, Attention Fredrick M. Miller, Esq., 400 Renaissance Center, Detroit, Michigan 48243.

         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

         SECTION 15. REPRESENTATION OF UNDERWRITERS. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

         SECTION 16. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

         SECTION 17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

                                        Very truly yours,

                                        CREDIT ACCEPTANCE CORPORATION


                                        By:
                                            ---------------------------------
                                        Its:
                                            ---------------------------------




The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

William Blair & Company, L.L.C.
First Chicago Capital Markets, Inc.
NationsBanc Capital Markets, Inc.
  As Representatives of the several
  Underwriters named in Schedule A

By: William Blair & Company, L.L.C.


By:
   ---------------------------------
Its:
    --------------------------------

                                      SCHEDULE A



                                                             PRINCIPAL
                                                             AMOUNT OF
                                                             NOTES TO BE
UNDERWRITER                                                  PURCHASED
-----------                                                  -----------
William Blair & Company, L.L.C.. . . . . . . . . . . . . . . $
First Chicago Capital Markets, Inc.. . . . . . . . . . . . .
NationsBanc Capital Markets, Inc.. . . . . . . . . . . . . .
                                                             -----------

    Total  . . . . . . . . . . . . . . . . . . . . . . . . . $
                                                             -----------
                                                             -----------

                                SCHEDULE B

                    Comfort Letter of Arthur Andersen LLP


         (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

         (2) In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption "Selected Consolidated Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act.

         (3) They have undertaken specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1996, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since __________________, 19____, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, and have been advised by officers of the Company that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act and that such unaudited financial statements are fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, [IF APPLICABLE, COVER PRO FORMA FINANCIAL STATEMENTS] and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second letter, there was no change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis and no decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were no decreases, as compared with the corresponding period of the prior year, in consolidated total revenue, operating income or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

         (4) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.



                                       C-2